UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     June 1, 2006

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, June 1, 2006 reporting results of its operations for the fiscal quarter and fiscal year ended April 30, 2006. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated June 1, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   June 1, 2006                       By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated June 1, 2006, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter and fiscal year ended April 30, 2006.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN FISCAL 2006 EARNINGS FROM CONTINUING OPERATIONS UP 15%

Louisville, KY, June 1, 2006 - Brown-Forman Corporation reported record earnings for the fiscal year ended April 30, 2006, driven by continued volume growth and margin improvement from the company's premium beverage brands, particularly the company's leading brand, Jack Daniel's Tennessee Whiskey. Solid volume and profit growth were also registered by Southern Comfort, Finlandia Vodka, Jack Daniel's ready-to-drink products, and Fetzer California Wines. The company's premium developing brands, such as Sonoma-Cutrer, Gentleman Jack, Jack Daniel's Single Barrel, and Woodford Reserve, recorded impressive double-digit growth in volume and profits. Diluted earnings from continuing operations for the full year were a record $3.20 per share, up 15% over the prior year.

Reported results from continuing operations for the current and prior year included several unusual and timing-related items, the net impact of which resulted in an underlying earnings growth rate that equaled the reported earnings growth rate of 15%. These adjustments, which are outlined below, include the absence of a gain recorded in the prior fiscal year related to the company's sale of its shares in Glenmorangie plc; a current year gain related to consideration received by the company for the early termination of marketing and distribution rights to the Glenmorangie family of brands; a net gain related to the restructuring of the ownership of the company's Australian distributor; a gain on the sale of winery property; and the benefit of higher estimated global trade inventories.

                                  Earnings Per Share from Continuing Operations

                                         Fiscal          Fiscal
                                          2005            2006       Change%

Reported                                 $2.77           $3.20         15%

   Glenmorangie gain                     (0.40)          (0.11)
   Australian distributor transition                     (0.15)
   Gain on sale of winery                                (0.04)
   Trade inventory levels                 0.10           (0.05)
   All other, net(1)                      0.03            0.02

Adjusted (2)                             $2.50           $2.87         15%

Fourth quarter diluted earnings per share from continuing operations were $0.61, up 20% from the same period last year, reflecting double-digit revenue and profit growth for the company's premium global brands. Adjusting for the favorable impact of higher year-end estimated global trade inventories, incremental incentive compensation expense in the quarter (which represents adjustments to prior period estimates based on stronger-than-expected full year performance), and other items (including lower net interest expense, a lower effective tax rate, and negative foreign exchange), earnings growth for the fourth quarter approximated that of the full year.

--------
(1) Consists of various items including lower net interest expense, foreign exchange effects, and tax rate changes.
(2) Management believes that disclosing this measure of earnings per share growth is important because it more accurately reflects the underlying operations of the company.

Fiscal 2006 revenues and gross profit were up 10% and 13%, respectively. Gross profit growth of $151 million was driven primarily by outstanding results for the company's premium global brands, including Jack Daniel's, Southern Comfort, and Finlandia. Gross margin improved to 54.0%, up from 52.5% in the prior year, due to price increases for several key brands, a favorable shift of business to more profitable regions and brands, significantly lower costs for several wine brands, and higher margins associated with changes in distribution agreements. Advertising expenses increased 10%, driven by incremental investments behind the company's premium global brands and premium developing brands, such as Tuaca Italian Liqueur and Woodford Reserve. SG&A grew 12% for the year, due partially to changes in the company's global distribution structure designed to improve the company's direct influence over in-market brand-building activities, a strategy that also resulted in incremental gross profit in most of these countries. Reported operating income from continuing operations grew $117 million, up 26% for the year.

These exceptional financial results were driven by continued robust consumer demand for Jack Daniel's throughout the world. Global depletions(3) for the brand exceeded 8.5 million nine-liter cases, up 8% over the prior year, while its gross profit grew at a double-digit rate. During fiscal 2006, the brand's volume grew for the 14th consecutive year, adding 665,000 nine-liter cases to its already large base, including a gain of nearly 300,000 nine-liter cases in the U.S., its largest market. Internationally, the brand posted volume gains in all regions of the world, with particular strength in China, South Africa, France, Germany, Romania and Canada.

--------
(3) Depletions are shipments from wholesale distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand.

Southern Comfort's volumes were up 5% for the second consecutive fiscal year, fueled by growth in the U.S., South Africa, and Germany. Finlandia's depletion growth rate accelerated to 15%, led by healthy double-digit growth in Poland, Israel, and Russia.

Overall depletions for the company's mid-priced regional brands declined slightly, as solid growth for Fetzer and Korbel was offset by declines for Canadian Mist, Bolla and Early Times. Volumes for the company's super-premium developing brands were up nearly 20%, led by excellent double-digit growth for Sonoma-Cutrer, Bonterra, Tuaca, and Woodford Reserve.

The following chart summarizes the fiscal 2006 worldwide depletions for Brown-Forman's largest beverage brands.

     Brand                     Nine-Liter Cases         % Change vs 2005
                                    (000's)

     Jack Daniel's                   8,550                     8%
     Total RTDs(4)                   3,095                     9%
     Fetzer                          2,410                     9%
     Southern Comfort                2,400                     5%
     Finlandia                       2,120                    15%
     Canadian Mist                   2,035                    (4%)
     Bolla                           1,220                    (5%)
     Korbel Champagne                1,215                     4%


--------
(4) RTD (ready-to-drink) volumes include Jack Daniel's, Southern Comfort and Finlandia RTD products.

Outlook

Paul Varga, the company's chief executive officer, stated "Fiscal 2006 was certainly one of the strongest in our company's 136 year history. The strength and health of our brands, the focused brand-building efforts of our people and partners, and the favorable environment for premium wines and spirits all combined to produce these exceptional results. For fiscal 2007, we expect earnings within the range of $3.10 to $3.30 per share, representing growth of 7% to 14% over comparable fiscal 2006 earnings."

Conference Call

Brown-Forman will host a conference call to discuss full year results today at 10:00 a.m. EST. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 9681406. A digital audio recording of the conference call will also be available on the Brown-Forman website approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagne, and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This report contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;
 - lower consumer confidence or purchasing in the wake of catastrophic events;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our industry conspired to promote the consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound, Euro, and Australian Dollar;
 - reduced bar, restaurant, hotel and travel business in wake of terrorist attacks or threats, such as occurred in September 2001 in the U.S. and in July 2005 in London;
 - lower consumer confidence or purchasing associated with rising energy prices;
 - a decline in U.S. spirits consumption as might be indicated by recent published trends suggesting a slight reduction in the growth rate of distilled spirits consumption;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a further world-wide oversupply of grapes;
 - termination of our rights to distribute and market agency brands included in our portfolio;
 - adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                           April 30,
                                      2005           2006         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $511.4         $594.3          16%
   Gross profit                       281.0          326.2          16%
   Advertising expenses                75.5           80.8           7%
   Selling, general, and
    administrative expenses           119.1          143.5          20%
   Other income, net                   (1.2)          (0.7)
      Operating income                 87.6          102.6          17%
   Interest expense (income), net       2.3           (0.3)
      Income before income taxes       85.3          102.9          21%
   Income taxes                        23.1           27.3
      Net income                       62.2           75.6          21%

   Earnings per share:
      Basic                           0.511          0.618          21%
      Diluted                         0.507          0.610          20%


DISCONTINUED OPERATIONS
   Net income (loss)                 $ (1.5)         $ 2.8

   Earnings (loss) per share:
      Basic                          (0.012)         0.023
      Diluted                        (0.012)         0.023


TOTAL COMPANY
   Net income                        $ 60.7         $ 78.4          29%

   Earnings per share:
      Basic                           0.499          0.641          29%
      Diluted                         0.495          0.633          28%

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                          Year Ended
                                           April 30,
                                      2005           2006         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                       $2,227.0       $2,444.3          10%
   Gross profit                     1,169.9        1,321.0          13%
   Advertising expenses               295.4          325.6          10%
   Selling, general, and
    administrative expenses           430.3          480.0          12%
   Other income, net                   (1.8)         (47.2)
      Operating income                446.0          562.6          26%
   Gain on sale of investment
    in affiliate                       72.3            --
   Interest expense, net               13.9            3.4
      Income before income taxes      504.4          559.2          11%
   Income taxes                       164.6          164.0
      Net income                      339.8          395.2          16%

   Earnings per share:
      Basic                           2.791          3.236          16%
      Diluted                         2.774          3.202          15%


DISCONTINUED OPERATIONS
   Net loss                          $(31.5)        $(74.8)

   Loss per share:
      Basic                          (0.259)        (0.612)
      Diluted                        (0.257)        (0.606)


TOTAL COMPANY
   Net income                        $308.3         $320.4           4%

   Earnings per share:
      Basic                           2.532          2.624           4%
      Diluted                         2.517          2.596           3%

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                 April 30,           April 30,
                                                   2005                2006
                                                  ------              ------
Assets:
Cash and cash equivalents                        $  295              $  475
Short-term investments                               --                 160
Accounts receivable, net                            296                 328
Inventories                                         470                 523
Current assets held for sale                        157                   9
Other current assets                                 97                 115
                                                  -----               -----
     Total current assets                         1,315               1,610

Property, plant, and equipment, net                 418                 429
Trademarks and brand names                          334                 325
Goodwill                                            193                 195
Noncurrent assets held for sale                     218                   1
Other assets                                        171                 168
                                                  -----               -----
     Total assets                                $2,649              $2,728
                                                  =====               =====

Liabilities:
Accounts payable and accrued expenses            $  264              $  293
Accrued income taxes                                 42                  48
Short-term borrowings                               279                 225
Current liabilities held for sale                    53                   3
                                                  -----               -----
     Total current liabilities                      638                 569

Long-term debt                                      351                 351
Deferred income taxes                               158                 133
Accrued postretirement benefits                      78                  78
Noncurrent liabilities held for sale                 83                  --
Other liabilities                                    31                  34
                                                  -----               -----
     Total liabilities                            1,339               1,165

Stockholders' equity                              1,310               1,563
                                                  -----               -----

Total liabilities and stockholders' equity       $2,649              $2,728
                                                  =====               =====

                            Brown-Forman Corporation
                 Condensed Consolidated Statements of Cash Flows
              (including cash flows from discontinued operations)
                              (Dollars in millions)

                                                           Year Ended
                                                            April 30,
                                                       2005           2006
                                                      ------         ------
Cash flows from operating activities:
   Continuing operations                               $354            $363
   Discontinued operations                               42             (19)
                                                      -----           -----
      Cash provided by operating activities             396            $344

Cash flows from investing activities:
   Proceeds from sale of discontinued operations         --             195
   Proceeds from sale of investment in affiliate         93              --
   Investment in short-term securities                   --            (160)
   Acquisition of minority interest in subsidiary       (64)             --
   Additions to property, plant, and equipment          (45)            (52)
   Other                                                 --              13
                                                      -----           -----
      Cash used for investing activities                (16)             (4)

Cash flows from financing activities:
   Net decrease in debt                                 (50)            (55)
   Dividends paid                                      (111)           (128)
   Other                                                  8              23
                                                      -----           -----
      Cash used for financing activities               (153)           (160)
                                                      -----           -----

Net increase in cash and cash equivalents               227             180

Cash and cash equivalents, beginning of period           68             295
                                                      -----           -----
Cash and cash equivalents, end of period               $295            $475
                                                      =====           =====

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                             April 30,
                                                    2005                  2006
                                                   ------                ------

Depreciation and amortization                       $11.3                 $11.2

Excise taxes                                        $97.2                $122.5

Effective tax rate                                  27.1%                 26.6%

Cash dividends paid per common share               $0.245                $0.280

Shares (in thousands) used in the
calculation of earnings per share
   Basic                                          121,807               122,288
   Diluted                                        122,724               123,787



                                                            Year Ended
                                                             April 30,
                                                    2005                  2005
                                                   ------                ------

Depreciation and amortization                       $44.1                 $43.5

Excise taxes                                       $416.6                $468.4

Effective tax rate                                  32.6%                 29.3%

Cash dividends paid per common share               $0.915                $1.050

Shares (in thousands) used in the
calculation of earnings per share
   Basic                                          121,746               122,094
   Diluted                                        122,507               123,439




These figures have been prepared in accordance with the company's customary accounting practices.